Exhibit 16.1

February 6, 2017

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 757 Third Avenue, 9th Floor New York, NY 10017 T 212.599.0100 F 212.370.4520 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

Re:   IDT Corporation

File No. 1-16371

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of IDT Corporation dated February 6, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd